UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2022

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01. Entry into a Material Definitive Agreement.
On July 11, 2022 (the “Closing Date”), in connection with the closing of the acquisition of CartiHeal (2009) Ltd. (“CartiHeal”) as disclosed under Item 2.01 below (the “CartiHeal Acquisition”), Bioventus LLC, a Delaware limited liability company and subsidiary of Bioventus Inc. (“Bioventus LLC” or the “Company”) and certain of its subsidiaries entered into an Amendment No. 3 to the Credit and Guaranty Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders and other financial institutions party thereto, which amended the Credit and Guaranty Agreement, dated as of December 6, 2019 (the “2019 Credit Agreement,” and, as amended by that certain Amendment No. 1 to Credit and Guaranty Agreement, dated as of August 29, 2021, by the Second Amendment to Credit and Guaranty Agreement, dated as of October 29, 2021, and by the Third Amendment, the “Third Amended Credit Agreement”).
2022-1 Term Loans
Through the Third Amendment, the lenders agreed to extend a term loan facility (the “2022-1 Term Loans”) to Bioventus LLC in an aggregate principal amount of $80.0 million. The proceeds of the 2022-1 Term Loans will be used (i) to finance the CartiHeal Acquisition; (ii) to pay related fees and expenses and (iii) for working capital needs and general corporate purposes of the Company, including without limitation for permitted acquisitions. The 2022-1 Term Loan will mature on October 29, 2026. There are scheduled quarterly principal payments, with the final payment of remaining outstanding amounts at maturity. Bioventus LLC may voluntarily prepay the 2022-1 Term Loan without premium or penalty upon prior notice.
Interest
With respect to the 2022-1 Term Loans and each of the other term loans and revolving facility of Bioventus LLC outstanding under the Third Amended Credit Agreement as of the Closing Date, Bioventus LLC may elect either SOFR or Base Rate interest rate options for the entire amount or certain portions of the loans and have interest rates equal to a formula driven base interest rate plus a margin, tied to a leverage ratio. The leverage ratio is the ratio of debt to Consolidated Adjusted EBITDA as defined in the Third Amended Credit Agreement for four consecutive quarters at the end of each period. Following the Closing Date, initially SOFR loans and Base Rate loans had a margin of 3.25% and 2.25%, respectively.
Other
The Third Amended Credit Agreement contains customary affirmative and negative covenants, including those related to financial reporting and notification, restrictions on the declaration or payment of certain distributions on or in respect of Bioventus LLC’s equity interests, restrictions on acquisitions, investments and certain other payments, limitations on the incurrence of new indebtedness, limitations on transfers, sales and other dispositions of assets of Bioventus LLC and its subsidiaries, as well as limitations on making changes to the business and organizational documents of Bioventus LLC and its subsidiaries. Financial covenant requirements include (i) a maximum debt leverage ratio of not greater than 4.75 to 1.00, decreasing to 4.50 to 1.00 commencing with the testing for the fiscal quarter ending December 31, 2023, decreasing to 4.25 to 1.00 commencing with the testing for the fiscal quarter ending June 30, 2024, and decreasing to 4.00 to 1.00 commencing with the testing for the fiscal quarter ending December 31, 2024, and, beginning with the fiscal quarter ending December 31, 2024, to be subject to a temporary increase to 4.50 to 1.00 upon certain events, and (ii) an interest coverage ratio not less than 2.25 to 1.00, increasing to 3.00 to 1.00 commencing with the fiscal quarter ending December 31, 2024. The Third Amended Credit Agreement includes exceptions to the negative covenants for the incurrence of indebtedness and liens in respect of the Deferred Amount (as defined below) and the payment of the Deferred Amount on the due dates thereof.

The foregoing summary is qualified in its entirety by reference to the Third Amendment, which is attached hereto as an Exhibit 10.1. The Third Amendment and the Third Amended Credit Agreement is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Third Amendment and the Third Amended Credit Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Third Amendment, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously disclosed, Bioventus LLC entered into an Option and Equity Purchase Agreement, dated July 15, 2020 (as amended via the previously disclosed amendment entered into on June 17, 2022, the “Option Agreement”), with CartiHeal, Elron Ventures Ltd. and ESOP Management and Trust Services Ltd. As previously disclosed, pursuant to the Option Agreement, Bioventus LLC exercised its call option to acquire 100% of CartiHeal’s shares from the CartiHeal shareholders (the “Sellers”) for an aggregate purchase price of approximately $315 million and an additional $135 million becoming payable after closing upon achievement of certain sales milestones. The CartiHeal Acquisition closed on July 12, 2022.
Pursuant to the Option Agreement, the Company previously deposited $50.0 million into escrow as consideration for the CartiHeal Acquisition. At the closing, the Company paid the Sellers an aggregate up-front payment of $100 million (inclusive of the $50 million previously deposited into escrow by the Company and $50.0 million from the new 2022-1 Term Loans described in Item 1.01 above). The Company also paid approximately $8 million of CartiHeal’s transaction-related fees and expenses.
As previously disclosed, the Company will defer $215 million of the consideration payable at closing to the Sellers (the “Deferred Amount”) until the earlier of the achievement of certain milestones and the occurrence of certain installment payment dates. The Deferred Amount will be paid in five tranches commencing in 2023 and ending no later than 2027. Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above with respect to the Third Amendment is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.
(b) Pro Forma Financial Information
The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits:

Exhibit No.	Description
10.1
Amendment No. 3 to Credit and Guaranty Agreement between Bioventus LLC, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders and other financial institutions party thereto, dated July 11, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: July 12, 2022	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel